EXHIBIT 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Amendment") dated August 26, 2025, is entered into by and between LINDSAY CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated February 18, 2015, as amended from time to time (the "Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. New Definition. The following new definition is hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Unused Commitment Fee Percentage” means, for any fiscal quarter, the “Unused Commitment Fee Percentage” in effect pursuant to the Pricing Grid, based upon the Leverage Ratio set forth in the most recent Compliance Certificate delivered by Borrower.

2. Amended Definitions. The definitions of “Termination Date” and “Unused Commitment Fee” in Section 1.1 of the Credit Agreement are amended by deleting them in their entirety and replacing them with the following new definitions:

“Termination Date” means August 26, 2030.

“Unused Commitment Fee” means an amount equal to the Unused Commitment Fee Percentage (computed on the basis of a 360-day year, actual days elapsed), multiplied by of the difference between the Maximum Amount and the average daily balance of Outstanding Credit during the preceding fiscal quarter, such fee to be calculated on a quarterly basis by Bank.

3. New Subsection. Section 2.1 of the Credit Agreement is amended by adding the following new subsection to the end thereof:

(e) Termination or Reduction of Line of Credit. Borrower shall have the right, without premium or penalty, to terminate the Line of Credit or, from time to time, to permanently reduce the Maximum Amount of the Line of Credit (which will permanently reduce the amount of the Commitment) or the Letter of Credit Sublimit; provided that, (1) any such notice shall be received by Bank not later than 10:00 a.m. three (3) Business Days prior to the date of termination or reduction, (2) any such partial reduction shall be in an amount of at least $10,000,000, (3) Borrower may exercise such partial reduction no more than two (2) times during the term of the Loan, (4) concurrently with any such termination or reduction, Borrower shall pay (A) all applicable accrued and unpaid fees and expenses (including, without limitation, the Unused Commitment Fee accrued to the date of such termination or reduction) and (B) any accrued and unpaid interest with respect to the Loan being concurrently repaid; and (5) Borrower shall not terminate or reduce (A) the Line of Credit if, after giving effect thereto and to any concurrent prepayments hereunder, the outstanding borrowings thereunder would exceed the Maximum Amount of the Line of Credit, and (B) the Letter of Credit Sublimit if, after giving effect thereto, the aggregate undrawn amount of all outstanding Letters of Credit would exceed the Letter of Credit Sublimit. Any reduction shall reduce permanently the Maximum Amount of the Line of Credit or Letter of Credit Sublimit and the amount of the Commitment then in effect.

4. Lender Notice Address. Lender hereby notifies Borrower that Lender’s notice address pursuant to Section 8.2 of the Credit Agreement and any other Loan Document shall be as follows:

BANK: WELLS FARGO BANK, NATIONAL ASSOCIATION

Nebraska Commercial Banking

MAC N8069-020

13625 California Street, Suite 200

Omaha, NE 68154-5233

Attn: Paul J. Johnson

Phone: (515) 245-8422

5. Effectiveness. The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record. Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction.

(a) Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank's counsel.

(b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

(i)
This Amendment.
(ii)
The First Modification to Second Amended and Restated Line of Credit Note.
(iii)
Such other documents as Bank may require under any other Section of this Amendment.

(c) Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.

6. Full Force and Effect. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

7. Representations and Warranties. Borrower represents and warrants as follows:

(a) The execution, delivery and performance by Borrower of this Amendment and the Credit Agreement, as amended hereby, (i) are within Borrower’s powers, (ii) have been duly authorized by all necessary action, (iii) do not result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any assets of Borrower, and (iv) do not contravene (A) Borrower’s organizational documents, or (B) any law or contractual restriction binding on or affecting Borrower.

(b) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(c) There is no pending or threatened action or proceeding affecting Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of Borrower.

(d) No breach of any representation or warranty made by Borrower pursuant to Article III of the Credit Agreement or any covenant made by Borrower pursuant to Article V or Article VI of the Credit Agreement has occurred and is continuing.

(e) As of the date of this Amendment and as of the date of Borrower’s execution of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

8. Borrower hereby covenants that Borrower shall provide to Bank from time to time such other information as Bank may request for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to Bank that all information provided from time to time by Borrower to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Credit Agreement.

A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT THE PARTIES FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO

FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be effective as of the effective date set forth herein.

LINDSAY CORPORATION WELLS FARGO BANK,

NATIONAL ASSOCIATION

By: /s/ Brian Ketcham By: /s/ Paul J. Johnson

Name: Brian Ketcham Name: Paul J. Johnson

Title: Senior Vice President and Title: Executive Director

Chief Financial Officer

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